Exhibit 99.1

Landos Biopharma Announces 1-for-10 Reverse Stock Split

NEW YORK, May 25, 2023 –– Landos Biopharma, Inc. (NASDAQ: LABP), a clinical-stage biopharmaceutical company developing novel, oral medicines for patients with autoimmune diseases, today announced that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-10, to be effective as of 5:00 p.m. Eastern Time today, May 25, 2023.

The Company’s common stock will begin trading on a split-adjusted basis when the market opens on May 26, 2023 under the existing trading symbol “LABP.” As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 515069201. The reverse stock split was previously approved by the stockholders of the Company at the annual meeting of stockholders held on May 23, 2023 to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share of common stock.

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class, oral therapeutics for patients with autoimmune diseases. Our mission is to create safer and more effective treatments that address the therapeutic gap in the current treatment paradigm.

We have a portfolio of novel targets anchoring two libraries of immunometabolic modulation pathways, including four potentially first-in-class, once-daily, oral therapies targeting eight indications in the immunology space.

We are currently focused on advancing the clinical development of NX-13 in UC. We initiated our NEXUS Phase 2 proof-of-concept trial in April 2023 and expect to report topline results by the fourth quarter of 2024.

For more information, please visit www.landosbiopharma.com.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates, expectations regarding the Company’s planned reverse stock split, expectations regarding the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, including the Phase 2 trial of NX-13, availability and timing of data from such clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates, our anticipated cash runway and other similar risks. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Patrick Truesdell, Vice President, Controller and Principal Accounting Officer

Landos Biopharma

ir@landosbiopharma.com

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com